Exhibit 99.1

Using a black Ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., EDT, on June 22, 2016.

Vote by Internet • Go to www.Investorvote.com/HRMB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the Instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals —	Harmony Bank’s Board of Directors recommends that you vote “FOR” approval of the Merger Agreement and “FOR”
the transaction of other business proposal described below.

+

			For	Against	Abstain
1.	To approve an Agreement and Plan of Merger, dated as of February 17, 2016, by and among Lakeland Bancorp, Inc., Lakeland Bank, a wholly-owned subsidiary of Lakeland Bancorp, and Harmony Bank, providing for:		☐	☐	☐

	•	the merger of Harmony Bank with and into Lakeland Bank; and
	•	the automatic conversion of all of the outstanding capital stock of Harmony Bank into 1.25 shares of Lakeland Bancorp common stock.
			For	Against	Abstain
2.	To transact such other business as shall properly come before the special meeting, which may include a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the merger agreement and the merger.		☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please Keep signature within the box.	Signature 2 — Please Keep signature within the box.
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02CXID

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Harmony Bank

2120 West County Line Road, Jackson, N.J. 08527

Proxy Solicited by Board of Directors for Special Meeting — Wednesday, June 22, 2016 at 9:00 a.m.

The undersigned hereby appoints Michael E. Levin, William R. Clayton and Michael A. Schutzer and each of them, as Proxy, each with full power of substitution, to vote all of the stock of Harmony Bank standing in the undersigned’s name at the Special Meeting, or at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to the Special Meeting.

The Board of Directors is not aware of any matters to be presented for action at the Special Meeting other than as set forth herein. However, if any other matters properly come before the Special Meeting, or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

Shareholders of the Bank are requested to complete, date and sign the accompanying form of proxy and return it promptly in the enclosed envelope. If a proxy is properly executed and returned in time for voting, it will be voted as indicated thereon. If no voting instructions are given, proxies received by the Bank will be voted “FOR” approval of the Merger Agreement and “FOR” the transaction of other business proposal described in Proposal 2. Should any other matters properly come before the Special Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

If you are present at the Special Meeting, you may vote in person even if you have already returned your proxy.

(Items to be voted appear on reverse side.)